Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 3: JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported: May 21, 2019

Issuer Name and Ticker Symbol: Establishment Labs Holdings Inc. (ESTA)

Names:	JW Asset Management, LLC, J.W. Partners, L.P., J.W. Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC
489 Fifth Avenue, 29th Floor
New York, NY 10017

Signatures:

The undersigned, J.W. Partners, L.P., J.W. Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 3 with JW Asset Management, LLC with respect to the beneficial ownership of securities of Establishment Labs Holdings Inc.

JW ASSET MANAGEMENT, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact

J.W. PARTNERS, L.P.

By: JW GP, LLC, its General Partner

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact

J.W. OPPORTUNITIES MASTER FUND, LTD

By: JW GP, LLC, its Manager

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact

JW GP, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact

JASON G. WILD

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact